CTS Corporation
Form 10-K 2005

EXHIBIT (10)(q)

AMENDMENTS TO THE CTS CORPORATION PENSION PLAN

1.	Effective May 1, 2004, Section 1.2 of the CTS Corporation Pension Plan is amended in its entirety to read as follows:

1.2	Plan Fiduciaries. The Fiduciary responsibilities under the Plan are assigned and allocated as follows:

A.
Administrator. The CTS Corporation Benefit Plan Administration Committee, 905 N. West Boulevard, Elkhart, Indiana, 46514, is the Plan Administrator of the Plan. The Plan Administrator has responsibility for the general administration of the Plan.

B.	Investment Committee. The CTS Corporation Benefit Plan Investment Committee, 905 N. West Boulevard, Elkhart, Indiana, 46514, has responsibility for the investment of Plan assets.
C.	Trustee. Northern Trust, 50 South LaSalle Street, Chicago, Illinois 60675 is the Trustee of the Plan.
D.	Investment Managers. Certain investment managers may be designated Trustee to invest and manage assets of the Plan from time to time by the Investment Committee or

2.	Effective March 1, 2005, Section 6.9, 6.10 and 12.5(c)(ii) of the CTS Corporation Pension Plan is amended to delete reference to “$5,000” and substitute “$1,000” therefore in each instance.

3.	Effective July 1, 2002, Subsection 7.5(b)(2) of the CTS Corporation Pension Plan (“Maximum Permissible benefit”) is amended by adding the following paragraph (iv) to the end thereof::

(iv) If the benefit of the Employee is payable in a form that is not subject to Code Section 417(e)(3), the equivalent annual benefit is the greater of the equivalent annual benefit computed using the interest rate and mortality rate or tabular factor specified in the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent benefit computed using a five percent interest rate assumption and the Applicable Mortality Table as defined in Section 6.12 of the Plan. If the benefit of the Employee is payable in a form that is subject to Code Section 417(e)(3), the equivalent annual benefit is the greater of the equivalent annual benefit computed using the interest rate and mortality rate or tabular factor specified in the Plan for actuarial equivalence for the particular form of benefit payable, and the equivalent benefit computed using the Applicable Interest Rate and the Applicable Mortality Table, both as defined in Section 6.12 of the Plan.

4.
Effective July 1, 2002, Subsection 7.5(b)(2) of the CTS Corporation Pension Plan is further amended by replacing the phrase “in (ii) or (iii) below” contained in the parenthetical in the first paragraph thereof with the phrase “in (ii), (iii), or (iv) below”.

5.	Effective July 1, 2002, Subsection 7.5(b)(3) of the CTS Corporation Pension Plan is amended in its entirety to read as follows:

(3) “Compensation” means the sum of (a) and (b) as follows:

(a)
the amount reported by the Employer in the “Wages, Tips, Other Compensation” box of the Employee’s Form W-2 (Wage and Tax Statement) or any successor thereto. Such amount is described in more detail as follows: the sum of (i) an Employee’s wages within the meaning of Code Section 3401(a), plus (ii) all other payments to the Employee by the Employer (in the course of the Employer’s trade or business), in both cases for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), or 6052. An Employee’s compensation for purposes of this limitation shall be determined without regard to any rules under Code Section 3401 that limit the remuneration included in wages based on the nature or location of the employment or the services performed; and

(b)
elective amounts deferred by thc Employee and excluded from the Employee’s gross income under a salary reduction agreement that meets the requirements of Code Section 401(k) or Code Section 125, and elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

6.	Effective May 1, 2004, the first sentence of Section 11.1 of the CTS Corporation Pension Plan is amended to read as follows:

“The Plan Administrator shall be responsible for the general administration of the Plan and shall exercise such powers as may be necessary to carry out the provisions thereof. “